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                                                              EXHIBIT 10.129

                              REVOLVING CREDIT NOTE


$5,000,000.00                                                    August 19, 1997

         FOR VALUE RECEIVED, the undersigned borrower (the "Borrower"), promises to pay to the order of Firstar Bank Milwaukee, N.A. (the "Bank"), at its main office in Milwaukee, Wisconsin the principal sum of Five Million and 00/100ths dollars ($5,000,000.00), payable February 27, 1999.

         Interest. Each advance hereunder will bear interest at Borrower's option at either (i) the prime rate (the "Prime Rate") of interest announced by the Bank and in effect from time to time (with the rate changing as and when such prime rate changes) (a "Prime Rate Loan") OR (ii) the one, two or three-month LIBOR rate quoted by the Bank plus 175 basis points (a "LIBOR Rate Loan"). In the event that for whatever reason a LIBOR Rate Loan is not available, the interest rate hereunder will be the Prime Rate. The Prime Rate will apply if the Borrower fails to select a rate (whether initially or at the end of a LIBOR Rate Loan). The Borrower may have more than one rate (but no more than seven rates) in effect at any time provided that LIBOR Rate Loans will be in minimum principal amounts of $250,000. The Bank's internal records of applicable interest rates will be determinative in the absence of manifest error.

         Interest Payment Schedule. Interest under a Prime Rate Loan is payable monthly beginning September 19, 1997 and on the same day of each consecutive month thereafter, and a final payment of all accrued and unpaid interest shall be due on February 27, 1999. Interest under a LIBOR Rate Loan is payable on the last day of the interest period applicable thereto and a final payment of all accrued and unpaid interest shall be payable on February 27, 1999.

         Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

         Principal amounts remaining unpaid after the maturity thereof, whether at fixed maturity or by reason of acceleration of maturity, shall bear interest from and after maturity until paid at a rate of 2% per annum plus the rate otherwise payable hereunder.

         In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

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         Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

         This Revolving Credit Note constitutes the Note issued under a Revolving Credit Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and a description of the terms and conditions upon which the maturity of this Note may be accelerated.

The Borrower hereby acknowledges the receipt of a copy of this Note.

                                       ALTERNATIVE LIVING SERVICES, INC.
(Individual Borrower)                  Borrower Name (Organization)

                                       a
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Borrower Name                          By /s/ Thomas E. Komula
              ----------------            -------------------------------------
                                       Name and Title Thomas E. Komula,
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                                                      Senior Vice President
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                       (Seal)
------------------------               By /s/ James A. Meyer
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Borrower Name                          Name and Title James A. Meyer, President
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